EXHIBIT 99.01

PENDING TOBACCO LITIGATION

CLASS ACTION CASES:

The following Class Action cases were pending against Lorillard as of December 31, 2004, through February 18, 2005:

The case of Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997).

The case of Cleary v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed June 3, 1998).

The case of Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). The Company is a defendant in the case.

The case of Daniels v. Philip Morris Incorporated, Inc., et al. (Superior Court, San Diego County, California, filed April 2, 1998).

The case of Engle v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Miami-Dade County, Florida, filed May 5, 1994).

The case of In re Simon II (U.S. District Court, Eastern District, New York, filed September 6, 2000).

The case of Lowe v. Philip Morris Incorporated, et al. (Circuit Court, Multnomah County, Oregon, filed November 19, 2001). During 2003, the court granted defendants' motion to dismiss the complaint. Plaintiffs have appealed.

The case of Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

The case of Schwab v. Philip Morris USA, Inc., et al. (U.S. District Court, Eastern District, New York, filed May 11, 2004). Trial is scheduled to begin during November of 2005.

The case of Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996).

The case of Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). The Company is a defendant in the case.

REIMBURSEMENT CASES:

The following Reimbursement cases were pending against Lorillard as of December 31, 2004, through February 18, 2005:

Reimbursement Cases by U.S. Governmental Entities -

The case of City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998). Numerous Missouri hospitals also are plaintiffs in this matter. Trial is scheduled to begin during June of 2005.

The case of County of Cook [Illinois] v. Philip Morris, Incorporated, et al. (Circuit Court, Cook County, Illinois, filed April 18, 1997). During January of 2005, the Illinois Supreme Court declined to review the 2001 order that dismissed the case in favor of the defendants. Plaintiff's appellate opportunities have not expired.

The case of United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999).

Reimbursement Cases by Foreign Governments in U.S. Courts -

The case of State of Rio de Janeiro v. Philip Morris Incorporated, et al. (District Court, Angelina County, Texas, filed July 12, 1999). During February of 2005, the Texas Supreme Court declined to review the orders entered in 2002 that dismissed the case in favor of the defendants. Plaintiff's appellate opportunities have not expired.

Reimbursement Cases by Hospitals or Hospital Districts -

The case of County of McHenry [Illinois] v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed July 13, 2000).

Reimbursement Cases by Indian Tribes -

The case of Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997).

Reimbursement Cases by Private Companies and Health Plans -

The case of Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris, Incorporated, et al. (U.S. District Court, Eastern District, New York, filed April 29, 1998). During February of 2005, the court entered the parties' stipulation of dismissal, which concluded this matter.

Reimbursement Cases by Private Citizens -

The case of Anderson v. The American Tobacco Company, Inc., et al. (U.S. District Court, Middle District, Tennessee, filed as a smoking and health class action on May 23, 1997; amended complaint filed in order to assert claims on behalf of Tennessee tax payers filed July 26, 2002). During 2002, the court granted defendants' motion to dismiss the case. During 2004, the United States Court of Appeals for the Sixth Circuit affirmed the dismissal of this case. The opportunity for plaintiffs to seek additional appellate review of this matter has not expired.

The case of Temple v. R.J. Reynolds Tobacco Company, et al. (U.S. District Court, Middle District, Tennessee, filed as individual smoking and health case on February 7, 2000; amended complaint filed in order to expand plaintiffs' claims, September 11, 2000). During 2002, the court granted defendants' motion to dismiss the case. During 2004, the United States Court of Appeals for the Sixth Circuit affirmed the dismissal of this case. The opportunity for plaintiffs to seek additional appellate review of this matter has not expired.

The following additional Private Company Reimbursement Case has been filed

Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel, motion to issue summons to Loews and Lorillard granted during 2002). The Company is a purported defendant in this action. The Company and Lorillard have filed motions to set aside the court's order that permitted attempted service of the summonses directed to them.

CONTRIBUTION CLAIMS -

The following Contribution cases were pending against Lorillard as of December 31, 2004, through February 18, 2005:

The case of Fibreboard Corporation, et al. v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed December 11, 1997).

The case of W.R. Grace & Co. Conn., et al. v. RJR Nabisco, Inc., et al. (Circuit Court, Jefferson County, Mississippi, filed April 24, 2001). During January of 2005, the court entered the parties' stipulation dismissing this matter.

ANTITRUST CLAIMS -

The case of Romero, et al v. Philip Morris, et al. (District Court, Rio Arriba County, New Mexico, filed February 9, 2000).

The case of Smith v. Philip Morris, et al. (District Court, Seward County, Kansas, filed February 7, 2000).

The case of Sanders v. Lockyer, et al. (N.D. Cal., filed June 9, 2004).

The case of Genesee Vending, Inc., et al. v. Lorillard Tobacco Co. (E.D. Mich., filed May 14, 2004).